As filed with the Securities and Exchange Commission on May 27, 1994
                                                 Registration No. 33-______


                                    Form S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                              APPLE COMPUTER, INC.
             (Exact name of registrant as specified in its charter)

              CALIFORNIA                   94-2404110
     (State or other Jurisdiction       (I.R.S. Employer
         of Incorporation or           Identification No.)
            Organization)

                              20525 Mariani Avenue
                           Cupertino, California 95014
                    (Address of Principal Executive Offices)

                             1990 Stock Option Plan
                            (Full title of the Plan)

                             PETER M. MOLDAVE, ESQ.
                            Senior Counsel, Corporate
                              Apple Computer, Inc.
                         20525 Mariani Avenue, M/S 38-I
                           Cupertino, California 95014
                                 (408) 996-1010
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                                 JOHN FORE, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE

                           Proposed     Proposed
                           maximum      maximum
 Title of     Amount to    offering    aggregate     Amount of
securities       be       price per     offering     registration
   to be     registered    unit (2)    price (2)     fee (3)
registered       (1)

Common       3,600,000      $30.75    $110,700,000   $34,593.75
Stock        shares
issuable
under the
1990 Stock
Option Plan


(1) Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to shares registered under Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 33-
     31075 and 33-47596. A total of 43,400,000 shares issuable under the 1990 Stock Option Plan and its predecessor, the 1981 Option Plan, has previously been registered under the Securities Act.

(2) Represents the fair market value of the Common Stock on May 24, 1994, based on the last sale price reported by the NASDAQ National Market System for such date.

(3)  1/32 of 1% of the maximum aggregate offering price.

                Incorporation of Previous Registration Statement


     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 3,600,000 shares under the 1990 Stock Option Plan (the "1990 Plan"), which increase in shares was approved by the shareholders at the Company's Annual Meeting of Shareholders on January 26, 1994. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statements Nos. 2-70449, 2-85095, 33-866, 33-23650, 33-31075 and 33-47596 are
     hereby incorporated by reference.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant, APPLE COMPUTER, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, County of Santa Clara, State of California, on this 25th day of May, 1994.

APPLE COMPUTER, INC.



By:  /s/ Michael Spindler
     Michael Spindler, President and
     Chief Executive Officer


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A Graziano, Michael Spindler and Edward B. Stead, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                              Date



/s/  Michael Spindler     President and                      May  25, 1994
(Michael Spindler)        Chief Executive Officer
                          (Principal Executive Officer)
                          and Director

/s/ Joseph A. Graziano    Executive Vice President and        May 25, 1994
(Joseph A. Graziano)      Chief  Financial Officer
                          (Principal Financial Officer)
                          and Director

/s/  Jeanne Seeley        Vice President and                  May 25, 1994
(Jeanne Seeley)           Corporate Controller
                          (Principal Accounting Officer)



/s/  Peter O. Crisp       Director                            May  24, 1994
(Peter O. Crisp)



/s/ Bernard Goldstein     Director                            May 25, 1994
(Bernard Goldstein)




(B. Jurgen Hintz)        Director



/s/ A.C. Markkula, Jr.   Director                             May 23, 1994
(A.C. Markkula, Jr.)




(Paul G. Stern)          Director

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                         ______________________________



                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933


                         _______________________________



                              APPLE COMPUTER, INC.


                        ________________________________



                                    EXHIBITS


                        ________________________________

                                INDEX TO EXHIBITS

                                                               Sequentially
Exhibit                                                        Numbered
Number    Note  Description                                    Page



    4.1   (1)   Common Shares Rights Agreement dated as of
                May 15, 1989 between the Company and the
                First National Bank of Boston, as Rights Agent.   7

   10.A.5 (2)   1990 Stock Option Plan                            7

    5.1         Opinion of counsel as to legality of
                securities being registered.                      8

   24.1   (3)   Consent of counsel.                               7

   24.2         Consent of independent auditors.                  10

   25.1   (4)   Power of attorney.                                7
________________
Notes:

  (1)Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 26, 1989.

  (2) Incorporated  by  reference  to  Exhibit  10.A.5  to  the   Company's
      Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 1994, filed pursuant to Section 13 of the Exchange Act.

  (3)Contained in Exhibit 5.1

  (4)See Pages II-2 to II-3.














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